EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 4 to the Registration Statement on Form S-4 of Storage Technology Corporation of our report dated February 17, 1994 appearing on page F-28 of Form 10-K/A which amends Storage Technology Corporation's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the reference to us under the heading "Experts" in such Prospectus.

      /s/ PRICE WATERHOUSE LLP
_____________________________________
        PRICE WATERHOUSE LLP

Denver, Colorado

January 6, 1995